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                                  Exhibit 11

                    THE ACTAVA GROUP INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)

                                             THREE MONTHS ENDED       NINE MONTHS ENDED
                                                SEPTEMBER 30,           SEPTEMBER 30,
                                              1994        1993         1994        1993
                                            --------    --------     --------    --------
INCOME (LOSS) PER SHARE - PRIMARY
 Net (loss) available for Common
  Stock and Common Stock equivalents . . .  $ (5,266)   $ (9,047)    $(64,222)   $(16,608)
                                            ========    ========     ========    ========

COMMON STOCK AND COMMON STOCK EQUIVALENTS
 Weighted average Actava common shares
  outstanding during the period, less
  stock in treasury  . . . . . . . . . . .    18,339      17,635       18,059      17,003
                                            ========    ========     ========    ========

 (Loss) Per Share - Primary  . . . . . . .  $   (.29)   $   (.51)    $  (3.56)   $   (.98)
                                            ========    ========     ========    ========


INCOME (LOSS) PER SHARE - ASSUMING FULL DILUTION (A)
 Net (loss) available for Common
  Stock and Common Stock equivalents . . .  $ (5,266)   $ (9,047)    $(64,222)   $(16,608)

 Interest savings on assumed conversion
  of 6 1/2% Convertible Debentures,
  net of income tax  . . . . . . . . . . .       827         827        2,481       2,481
                                            --------    --------     --------    --------

      Net income (loss) available for Common
       Stock and Common Stock equivalents
       assuming full dilution  . . . . . .  $ (4,439)   $ (8,220)    $(61,741)   $(14,127)
                                            ========    ========     ========    ========

 Common Stock & Common Stock equivalents .    18,339      17,635       18,059      17,003


 Shares issuable upon assumed conversion
  of 6 1/2% Convertible Debentures . . . .     1,802       1,802        1,802       1,802
                                            --------    --------     --------    --------

 Common Stock and Common Stock equivalents
  assuming full dilution . . . . . . . . .    20,141      19,437       19,861      18,805
                                            ========    ========     ========    ========
 Income (Loss) Per Share -
  Assuming Full Dilution . . . . . . . . .  $   (.22)   $   (.42)    $  (3.11)   $   (.75)
                                            ========    ========     ========    ========


(a) Fully diluted income (loss) per share is not used in 1994 and 1993 because it exceeds primary earnings (loss) per share.